For the fiscal period ended (a) 12/31/95
File number (c) 811-3175

                          SUB-ITEM 77 0

                             EXHIBITS

           Transactions Effected Pursuant to Rule 10f-3

1.   Name of Issuer
     Portuagal Telecom

2.   Date of Purchase
     6/1/95

3.   Number of Securities Purchased
     150,000

4.   Dollar Amount of Purchase
     $2,808,750

5.   Price Per Unit
     $18.725

6.   Name(s) of Underwriter(s) or Dealer(s)
     From whom Purchased
     MLPF&S

7.   Other Members of the Underwriting Syndicate

     Merrill Lynch, Pierce Fenner & Smith Incorporated
     CS First Boston Corporation
     Donaldson, Lufkin & Jenrette Securities Corporation
     Morgan Stanley & Co., Inc.
     Bear, Stearns & Co., Inc.
     Paine Webber Incorporated
     Prudential Securities Incorporated
     Smith Barney, Inc.  Robert W. Baird & Co. Incorporated
     Cowen & Company
     C.J. Lawrence/Deutsche Bank Securities Corporation
     Legg Mason Wood Walker Incorporated
     Raymond James & Associates, Inc.
     Janney Montgomery Scott Inc.
     Edward D. Jones & Co.
     Lehman Brothers Inc.
     Salomon Brothers Inc.
     Arnold and S. Bleichroeder, Inc.
     Wheat, First Securities, Inc.
     Parker/Hunter Incorporated
     UBS Securities Inc.
     S.G. Warburg Inc.
     Oppenheimer & Co.  Inc.
     Wertheim Schroeder & Co.  Incorporated
     Sanford C.  Bernstein & Co., Inc.
     Surman Selz Incorporated

UK Underwriters
     S.G Warburg Securities Ltd.
     Merrill Lynch International Limited
     J.  Henry Schroeder Wagg & Co.  Limited
     UBS Limited
     James Capel & Co.  Limited
     Cazenove & Co.
     Dillion, Reed Securities Limited
     Kleinwort Benson Limited
     Natwest Securities  Limited
     N M Rothschield & Sons  Limited

International Underwriters
     S.G Warburg Securities Ltd.
     Merrill Lynch International Limited
     UBS Limited
     ABN AMRO N.V.\
     Argentaria Bolsa SVB SA
     Banco Santander de Negocios SA
     Credit Lyonnais Euro
     Creditanastalt Bankverein
     Den Danske Bank Aktieselskab
     Deutsche Bank Aktiengesellschaft
     Dresdner Bank Aktiengesellschaft
     Nikko Europe PLC
     Robert Fleming & Co.  Limited
     Woody Gundy Inc.
     Caisse des Despots et Consignations

Portuguese Institutional Underwriters

     Banco ESSI SA
     Banco de Fomento e Exterior SA
     BPI
     Banco CISF SA
     Banco Espirito Santo e Comercial de Lisboa SA
     Caixa Geral de Despositos SA
     Banco Efisa SA
     Banco Finantia SA
     Banco Santander de Negocios Portugal SA
     Deutsche Bank de Investimento SA